UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 23, 2020
SONOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38603	03-0479476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
614 Chapala Street
Santa Barbara, California 93101
(Address of principal executive offices, including zip code)
(805) 965-3001
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SONO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.    Costs Associated with Exit or Disposal Activities.

As highlighted in a letter to shareholders accompanying the Sonos, Inc. (the “Company”) second quarter fiscal 2020 financial results, due to the uncertainty and challenges stemming from the COVID-19 pandemic, the Company began a review of planned investments and implemented initial actions in March 2020 to reduce operating expenses and preserve liquidity, including, as previously disclosed, the reduction of marketing investments, managing and tightening inventory, and eliminating certain discretionary operating expenses. As part of these efforts, the Company initiated a plan on June 23, 2020 to eliminate approximately 12% of its global headcount. In addition, the Company is closing its New York retail store and six satellite offices. The Company believes these initiatives will better align resources to provide further operating flexibility and more efficiently position the business for its long-term strategy.

These actions are solely related to the Company’s previously disclosed initiative to reduce operating expenses and preserve liquidity in the face of the pandemic and are not reflective of any material changes in the Company's business since it reported second quarter fiscal 2020 results. The Company will provide further details on its business and the cost savings resulting from these initiatives when it reports third quarter fiscal 2020 results.

In connection with these terminations and site closures, the Company estimates that it will incur approximately $25 to $30 million in restructuring and related impairment charges, including approximately $9 to $11 million related to employee severance and benefit costs and approximately $16 to $19 million related to site closures and other charges. The majority of these costs are expected to be incurred in the third quarter of fiscal 2020. Of the total restructuring charges expected to be incurred, approximately $9 to $11 million is expected to result in future cash expenditures.

On June 23, 2020, the Company's Board of Directors also approved a 20% reduction in the base salary of the Company’s Chief Executive Officer for the period from July 1, 2020 to December 31, 2020 and for other executive officers of the Company from July 1, 2020 through September 30, 2020. In addition, all members of the Board of Directors agreed to forgo their annual cash retainer for the period from July 1, 2020 to December 31, 2020.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.05 above with respect to the reduction in certain compensation of the Chief Executive Officer and other executive officers of the Company is incorporated into this Item 5.02 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOS, INC.

Date: June 24, 2020	By:	/s/ Brittany Bagley
Brittany Bagley Chief Financial Officer